Exhibit 99.1

BiomX Announces Dual Listing on the Tel-Aviv Stock Exchange

-     Tel Aviv Stock Exchange trading effective February 6th, 2020

-     BiomX common shares will continue to trade on the NYSE under the symbol PHGE

Ness Ziona, Israel – February 3rd , 2020 – BiomX Inc. (NYSE: PHGE), a clinical-stage biotechnology company developing both natural and engineered phage therapies, today announced that the Tel Aviv Stock Exchange (TASE) has approved the listing of its common shares, with trading effective February 6th, 2020.

The Company’s common shares will continue to trade on the NYSE American Stock Market, and the Company will continue to comply with the reporting and disclosure requirements of the U.S. Securities and Exchanges Commission, without any additional regulatory requirements.

“We are excited to begin trading on the Tel Aviv Stock Exchange in Israel, the country in which we were founded and are headquartered,” said BiomX CEO Jonathan Solomon. “We are proud to provide another route for Israeli investors to participate in our growth as a leading developer of targeted phage products. We particularly look forward to disclosing Phase 1 data for our lead acne program by the end of the first quarter of 2020 and Phase 1 data for our inflammatory bowel disease program in the second half of 2020.”

Ittai Ben Zeev, CEO of TASE,  congratulated BiomX for joining the Tel Aviv Stock Exchange as a dual listed company. He added, “We believe that it is important that any Israeli company traded abroad, also has access to the Israeli capital markets. Dual listing in Tel Aviv has many advantages for the Company and for the investors, including access to additional potential investors, and to additional trading days and hours, as well as entry into the leading indices on TASE, which would contribute to increased tradability of, and liquidity in, the shares."

About Phage Therapy

Bacteriophage, or phage, are viruses that target bacteria and are considered inert to mammalian cells. Phage are designed to target and kill specific bacterial species or strains without disrupting other bacteria or the healthy microbiota. All of BiomX’s phage-based product candidates derive from its proprietary platform, which is first used to discover and validate the association of specific bacterial strains with human diseases or conditions, and is then used to develop rationally-designed phage combinations (“cocktails”) of naturally occurring or synthetic phage to target pathogenic bacteria. The phage cocktails contain multiple phage with complementary functions optimized through in vitro and in vivo testing.

About BiomX

BiomX is a clinical-stage biotechnology company developing both natural and engineered phage cocktails designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as inflammatory bowel disease (IBD), primary sclerosing cholangitis (PSC), and colorectal cancer (CRC). BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets.

www.biomx.com

Safe Harbor Language

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on BiomX management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. You should review additional disclosures we make in our filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Company Contact

BiomX
Assaf Oron
Chief Business Officer
+972 (54) 222-8901
assafo@biomx.com

Investor Contact

Stern IR, Inc.
Kerry Conlin
+1 (212) 362-1200
kerry.conlin@sternir.com